Exhibit 99.1

FOR IMMEDIATE RELEASE

Electromed, Inc. Names John Erb and Greg Fluet to its Board of Directors

New Prague, Minnesota – August 15, 2019 – Electromed, Inc. (NYSE American: ELMD), a leader in innovative airway clearance technologies, announced today that its Board of Directors has elected each of John L. Erb and Gregory J. Fluet to serve as directors of the company.

“We are pleased to have attracted two experienced executives from the medical device industry who will bring a wealth of relevant expertise,” said Steve Craney, Chairman of the Board. “These additions provide further strength to our board to further support Electromed’s growth opportunities.”

“John and Greg each bring an extensive background in strategy development, operations and finance and their addition speaks to Electromed’s commitment to penetrate the underserved market for non-cystic fibrosis bronchiectasis with our proven SmartVest® Airway Clearance System,” said Kathleen Skarvan, President and CEO. “I believe their addition to our board will benefit our entire Electromed team to accelerate our profitable revenue growth goal.”

Mr. Erb has served as chief executive officer and president of CHF Solutions, Inc. (Nasdaq: CHFS) since 2015, and as a member of its board of directors and chairman since 2012. He has also served as chief executive officer and chairman of NeuroMedic, Inc., a private company he co-founded, since 2014. Previously, Mr. Erb served as chief executive officer, from 2007 to 2018, of NuAx, Inc. (formerly Cardia Access, Inc.), a private medical device company involved in developing new devices for the treatment of heart disease. Mr. Erb’s prior board experience includes service as a director of SenoRx, Inc., then a Nasdaq-listed company, from 2001 until its acquisition in 2010; and as chairman of the board of Vascular Solutions, Inc., then a Nasdaq-listed company, until its acquisition in 2017. Mr. Erb currently serves as chairman of the board of Osprey Medical, Inc. (ASX:OSP) and as a director of MiroMatrix, a private biotechnology company, since 2017.

Mr. Fluet has served as a consultant with Ferring Pharmaceuticals, Inc. focused on microbiome commercialization and partnering since April 2018.  He served as chief business officer at Rebiotix, Inc., from April 2017 until its acquisition by Ferring Pharmaceuticals in April 2018.  Prior to that he started a strategic consulting practice working with various life science companies, including Rebiotix. Previously, he served as chief executive officer at Urologix, Inc., then a public company, from 2012 to January 2016.  He also served as its interim chief financial officer from August 2014 to May 2015 and as its executive vice president and chief operating officer from 2008 to 2012.  From 2002 to 2008, he was employed as an associate at Sapient Capital Management, LLC, a healthcare focused venture capital fund.

About Electromed, Inc.

Electromed, Inc. manufactures, markets, and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System, to patients with compromised pulmonary function. The company is headquartered in New Prague, Minnesota and was founded in 1992. Further information about the company can be found at www.smartvest.com.

Cautionary Statements

Certain statements in this release constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “believe,” “estimate,” “expect,” “may,” “plan” “potential,” “should,” “will,” and similar expressions, including the negative of these terms, but they are not the exclusive means of identifying such statements. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known or unknown associated with such statements. Examples of risks and uncertainties for the Company include, but are not limited to: the competitive nature of our market; risks associated with expansion into international markets; changes to Medicare, Medicaid, or private insurance reimbursement policies; new drug or pharmaceutical discoveries; changes to health care laws; changes affecting the medical device industry; our need to maintain regulatory compliance and to gain future regulatory approvals and clearances; our ability to protect and expand our intellectual property portfolio; our ability to renew our line of credit or obtain additional credit as necessary; our ability to develop new sales channels for our product; and general economic and business conditions, as well as other factors described from time to time in our reports to the Securities and Exchange Commission (including the Company’s most recent Annual Report on Form 10-K, as amended from time to time, and subsequent reports on Form 10-Q and Form 8-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release.

Contacts:

Electromed, Inc.	The Equity Group Inc.
Jeremy Brock, Chief Financial Officer	Kalle Ahl, CFA
(952) 758-9299	(212) 836-9614
investorrelations@electromed.com	kahl@equityny.com

Devin Sullivan
(212) 836-9608
dsullivan@equityny.com